CARRIAGE SERVICES ANNOUNCES RECORD 2016 FIRST QUARTER RESULTS
RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – April 25, 2016 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the first quarter ended March 31, 2016 as highlighted below:
Three Months Ended March 31, 2016 compared to Three Months Ended March 31, 2015

•	Total Revenue of $63.3 million, an increase of 0.1%;

•	Total Field EBITDA of $27.7 million, an increase of 0.6%;

•	Total Field EBITDA Margin up 20 basis points to 43.7%;

•	Adjusted Consolidated EBITDA of $19.9 million, an increase of 1.1%;

•	Adjusted Consolidated EBITDA Margin up 30 basis points to 31.4%;

•	Adjusted Diluted Earnings Per Share of $0.47, an increase of 11.9%; and

•	Adjusted Free Cash Flow of $11.7 million, an increase of 1.2%.
Mel Payne, Chief Executive Officer, stated, “Notwithstanding a challenging industry deathrate and revenue environment, the first quarter of 2016 was the best in our history with record revenue of $63.3 million, record Field EBITDA and Field EBITDA Margin of $27.7 million and 43.7%, record Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA Margin of $19.9 million and 31.4%, record Adjusted Diluted EPS of $0.47, an increase of 11.9% from the prior record of $0.42 in the first quarter of 2015, and record Adjusted Free Cash Flow of $11.7 million.
The first quarter of 2015 was our previous best quarter historically, but it was substantially aided by 4.6% higher same store funeral volumes compared to the first quarter of 2014 because of an unusually strong flu season last year. Our performance in the first quarter of 2016 was simply extraordinary because of outstanding execution of our Standards Operating Model by our Managing Partners and their employee teams in the face of 5.4% lower same store funeral volumes, as there was a very weak flu season this year relative to last year starting in December and continuing through the first quarter.
As I have stated recently on quarterly conference calls and again in my recently published 2015 Shareholder Letter, our results over longer periods of time are no longer highly correlated to whether we make frequent acquisitions, just the right ones, normal economic and market cycles, or to when baby boomers start to die. Moreover, as clearly exhibited in the first quarter of 2016, our short term financial performance is no longer as highly correlated as in the past to short term uncontrollable vagaries of our industry such as death rates, timing and degree of the flu season, cremation versus burial mix trends, quarterly seasonality, financial market volatility, etc.
To adequately understand the high performance cultural reasons for the historic performance by our leaders and employees in the first quarter, especially as a leading indicator of our future long term performance, I highly recommend that you read and reflect upon my 2015 Shareholder Letter, which has been delivered to all our shareholders and is available on our website. While it is long at 22 pages, it was written and supported by Five Year Trend Report data (we like to say “the data don't lie”) to explain in a comprehensive way the long term value creation dynamics of all elements of Carriage’s Consolidation and Operating Platform. And why we now refer to Carriage as a High Performance Culture Company that just happens to be in the funeral and cemetery industry, and most importantly, why Carriage now represents a unique and compelling investment opportunity for long term investors.
All of the Carriage High Performance Culture ideas, concepts, vision, strategies and models are explained even more comprehensively than in my Shareholder Letter in our self-published Company and Investment Profile, also available on our website. For those of you who want to ask a question on our conference call tomorrow, we simply ask that you read our Shareholder Letter and/or our Company and Investment Profile in advance. Otherwise we do not believe you would be adequately qualified or prepared to ask good and relevant questions about long term shareholder value creation at our company.
We have long held the view that short term thinking about financial performance for public companies with mandatory quarterly SEC filings has little to do with long term value creation. Such short term thinking by managements encouraged with the wrong incentives by boards for achievement of short term “finish line” targets can lead to bad business practices or worse just to “meet or beat” the consensus estimate numbers and temporarily juice the stock price, but the longer term outcome is too often enterprise value destruction (deathcare consolidation mania and crash of the 1990’s!). So we enthusiastically joined Larry Fink's public company CEO call to action last year against the “quarterly results hysteria” practiced by too many on Wall Street, as we as shareowner leaders of Carriage have been following since 2011 his recommendation that management teams supported by their boards should articulate a clear and compelling vision and strategy for long term value creation over multiple years.
We also took note that the SEC must have been listening to a group of large institutional shareholders about their concerns, with Larry Fink in the lead, as this past week the SEC indicated that it would review its quarterly filing mandate and consider the European model of one annual fiscal year filing supplemented by one mid-year progress filing. While we doubt that these well intentioned initiatives will lead to meaningful change in the short termism culture of our markets because of the enormous pools of capital seeking to maximize short term returns, I was honored to do our part by asking myself on our February conference call eight highly relevant questions about long term value creation at Carriage, all of which were answered in my Shareholder Letter.
Finally, to end my comments on a really high note, listed below are fourteen first quarter High Performance Hero Managing Partners that were leading the rest of us by high performance culture example in the first quarter, consistent with our Good To Great Journey annual theme: “Carriage Services 2016: We Choose To Be Great!”,” concluded Mr. Payne.

Jason Cox	Lane Funeral Home–South Crest Chapel; Rossville, GA
Tim Hauck	Cape Coral Group; Cape Coral, FL
John Fitzpatrick	Donahue-Cecere Funeral Homes; Westbury, NY
Scott Sanderford	Everly Wheatley Funeral Home; Alexandria, VA
Jim Terry	James J. Terry Funeral Home; Downingtown, PA
Scott Drzewiecki	Ft. Lauderdale Cemeteries; Ft. Lauderdale, FL
Roger Allen	LaGrone-Blackburn-Shaw Funeral Homes; Amarillo, TX
Mike Conner	Conner-Westbury Funeral Home; Griffin, GA
Randy Valentine	Dieterle Memorial Home; Montgomery, IL
Ken Summers	P.L. Fry & Son Funeral Home; Manteca, CA
Michael Nicosia	Ouimet Brothers Concord Funeral Home; Concord, CA
Steven Mora	Conejo Mountain Memorial Park; Camarillo, CA
Alan Kerrick	Dakan Funeral Chapel; Caldwell, ID
Nicholas Welzenbach	Los Gatos Memorial Park; San Jose, CA

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending March 31, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
The Rolling Four Quarter Outlook ending March 31, 2017 includes one business under Letter of Intent expected to close by the end of May 2016. As such, we are raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share by $0.02 to a range of $1.71 - $1.75 for the period ending March 31, 2017.
ROLLING FOUR QUARTER OUTLOOK – Period Ending March 31, 2017

Range (in millions, except per share amounts)
Revenues	$251 - $255
Adjusted Consolidated EBITDA	$74 - $78
Adjusted Net Income	$29 - $31
Adjusted Diluted Earnings Per Share(1)	$1.71 - $1.75
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending March 31, 2017 are expected to improve relative to the trailing four quarter period ending March 31, 2016 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

3 months ended 03/31/16	(2.2)%	(1.8)%	1.3%	3.2%	2.7%
1 year ended 12/31/15	(3.1)%	(2.7)%	1.4%	(4.7)%	(2.9)%
2 years ended 12/31/15	5.0%	5.0%	15.2%	(2.3)%	3.0%
3 years ended 12/31/15	20.0%	19.4%	52.5%	5.0%	19.3%
4 years ended 12/31/15	44.4%	39.9%	76.9%	21.4%	38.0%
5 years ended 12/31/15	40.2%	37.2%	80.6%	26.7%	42.8%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of March 31, 2016 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$12,013	7%	$28,877	14%
Equities	28,818	17%	31,295	15%
Fixed Income(1)	129,049	74%	139,544	69%
Other/Insurance	3,398	2%	3,588	2%
Total Portfolios	$173,278	100%	$203,304	100%

(1)	Discretionary Trust - Fixed Income Portfolio Profile. .

Industry/Sector	%
Communications	8.9%
Consumer	11.5%
Energy	11.8%
Financial	45.8%
Government	0.9%
Industrial	0.7%
Media	10.1%
Technology	2.9%
Utilities	7.4%
Total	100%
For the quarter ended March 31, 2016, Carriage’s discretionary trust funds returned (2.2)% versus 2.7% for the 70/30 index benchmark. The overall performance for the quarter was particularly affected by weakness in our 10 year warrant portfolio of five “Too Big To Fail” banks and insurance companies, while the performance of our fixed income portfolio generally tracked the recovery in the high yield market in the quarter.
We continued to execute our portfolio repositioning strategy throughout the first quarter with a priority of purchasing fixed income securities of companies that were either specifically distressed or in distressed industry sectors with their debt trading at a discount to par, but based on our internal specific company credit analysis should be able to pay their principal and interest when due. During 2016, we have purchased $36.2 million face amount of new fixed income securities at an average discount to par of about 16%, equivalent to an average price of approximately $84 with a cash yield on cost of 9.6%, i.e. a net increase in our recurring estimated annual income of $2.2 million to $12.0 million annually.
While we will no longer report Withdrawable Trust Income in our Non-GAAP Trend reporting, for the sake of full transparency we will disclose the total throughout 2016 in this section. The Withdrawable Trust Income for the first quarter would have been approximately ($0.7) million. While negative, this will have no impact to our Adjusted Free Cash Flow for 2016.
NON- GAAP TREND REPORTING
Our Non-GAAP trend reporting is intended to provide investors with a transparent view of the recurring earning power of Carriage. Historically, the dynamic nature of the evolutionary process of building our High Performance Culture, especially since launching the Carriage Good To Great Journey in the beginning of 2012, has led to a large number of charges such as severance, consulting and other balance sheet activities that we view as non-recurring in nature and as such have been added back to GAAP earnings as “Special Items”. The senior leadership Special Items are important to add back because of the transformational nature of major changes over the last four years within our Operations and Strategic Growth Leadership Team, culminating during 2015 in a reduction from fifteen members to nine members. The number of non-recurring charges related to leadership and balance sheet component changes should be minimal during 2016 and thereafter over our normal five year planning timeframe.

Accordingly, beginning in the first quarter of 2016, these Non-GAAP special charges will be comprised of only those charges materially outside the normal course of business, which should result in major shrinkage of “the gap” between our GAAP and Non-GAAP reported performance.
The Non-GAAP Withdrawable Trust Income in our Trend Reports reflects the change in the available income we are able to withdraw from Preneed Cemetery Trusts in three states that allow cash income to be withdrawn prior to maturity of the contract. The intent of this presentation was to show the true cash earning power of Carriage. The amount of reported Withdrawable Trust Income has been steadily declining over the past five years while our Adjusted Consolidated EBITDA and Margin have been materially increasing. As its financial impact to Carriage is diminishing and the intrinsic value of reporting such Non-GAAP affect is insignificant, we will no longer reflect Withdrawable Trust Income within the Special Items section of our Trend Reports.
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, April 26, 2016 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-90851311) and ask for the Carriage Services conference call. A replay of the conference call will be available through April 30, 2016 and may be accessed by dialing 855-859-2056 (ID-90851311). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2015	2016	% Change

Same Store Contracts
Atneed Contracts	6,010	5,684	-5.4%
Preneed Contracts	1,497	1,418	-5.3%
Total Same Store Funeral Contracts	7,507	7,102	-5.4%
Acquisition Contracts
Atneed Contracts	1,177	1,334	13.3%
Preneed Contracts	259	225	-13.1%
Total Acquisition Funeral Contracts	1,436	1,559	8.6%
Total Funeral Contracts	8,943	8,661	-3.2%

Funeral Operating Revenue
Same Store Revenue	$38,991	$37,237	-4.5%
Acquisition Revenue	8,593	9,677	12.6%
Total Funeral Operating Revenue	$47,584	$46,914	-1.4%

Cemetery Operating Revenue
Same Store Revenue	$10,268	$11,075	7.9%
Acquisition Revenue	822	766	-6.8%
Total Cemetery Operating Revenue	$11,090	$11,841	6.8%

Financial Revenue
Preneed Funeral Commission Income	$355	$421	18.6%
Preneed Funeral Trust Earnings	2,198	1,967	-10.5%
Cemetery Trust Earnings	1,641	1,766	7.6%
Preneed Cemetery Finance Charges	385	422	9.6%
Total Financial Revenue	$4,579	$4,576	-0.1%
Total Revenue	$63,253	$63,331	0.1%

Field EBITDA
Same Store Funeral Field EBITDA	$15,898	$15,152	-4.7%
Same Store Funeral Field EBITDA Margin	40.8%	40.7%	-10 bp
Acquisition Funeral Field EBITDA	3,553	4,172	17.4%
Acquisition Funeral Field EBITDA Margin	41.3%	43.1%	180 bp
Total Funeral Field EBITDA	$19,451	$19,324	-0.7%
Total Funeral Field EBITDA Margin	40.9%	41.2%	30 bp

Same Store Cemetery Field EBITDA	$3,550	$3,843	8.3%
Same Store Cemetery Field EBITDA Margin	34.6%	34.7%	10 bp
Acquisition Cemetery Field EBITDA	300	221	-26.3%
Acquisition Cemetery Field EBITDA Margin	36.5%	28.9%	-760 bp
Total Cemetery Field EBITDA	$3,850	$4,064	5.6%
Total Cemetery Field EBITDA Margin	34.7%	34.3%	-40 bp

Funeral Financial EBITDA	$2,271	$2,197	-3.3%
Cemetery Financial EBITDA	1,964	2,103	7.1%
Total Financial EBITDA	$4,235	$4,300	1.5%
Total Financial EBITDA Margin	92.5%	94.0%	150 bp

Total Field EBITDA	$27,536	$27,688	0.6%
Total Field EBITDA Margin	43.5%	43.7%	20 bp

OPERATING AND FINANCIAL TREND REPORT
FROM OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2015	2016	% Change

Overhead
Total Variable Overhead	$2,430	$5,400	122.2%
Total Regional Fixed Overhead	823	875	6.3%
Total Corporate Fixed Overhead	5,353	5,063	-5.4%
Total Overhead	$8,606	$11,338	31.7%
Overhead as a percent of sales	13.6%	17.9%	430 bp

Consolidated EBITDA	$18,930	$16,350	-13.6%
Consolidated EBITDA Margin	29.9%	25.8%	-410 bp

Other Expenses and Interest
Depreciation & Amortization	$3,322	$3,734	12.4%
Non-Cash Stock Compensation	1,089	958	-12.0%
Interest Expense	2,550	2,851	11.8%
Accretion of Discount on Convertible Subordinated Notes	827	927	12.1%
Loss on Early Extinguishment of Debt	—	567
Other, Net	119	(305)	-356.3%
Pretax Income	$11,023	$7,618	-30.9%
Net Tax Provision	4,605	3,047
GAAP Net Income	$6,418	$4,571	-28.8%

Special Items, Net of tax except for**
Withdrawable Trust Income	$—	$
Acquisition and Divestiture Expenses	335	336
Severance Costs	84	1,794
Consulting Fees	76	175
Accretion on Convertible Subordinated Notes**	827	927
Costs Related to Credit Facility	—	369
Gain on Sale of Asset	—	(198)
Other Special Items	98	—
Tax Adjustment from Prior Period**	141	—
Sum of Special Items, Net of tax	$1,561	$3,403	118.0%

Adjusted Net Income	$7,979	$7,974	-0.1%
Adjusted Net Profit Margin	12.6%	12.6%	0 bp

Adjusted Basic Earnings Per Share	$0.43	$0.48	11.6%
Adjusted Diluted Earnings Per Share	$0.42	$0.47	11.9%

GAAP Basic Earnings Per Share	$0.35	$0.27	-22.9%
GAAP Diluted Earnings Per Share	$0.34	$0.27	-20.6%

Weighted Average Basic Shares Outstanding	18,208	16,459
Weighted Average Diluted Shares Outstanding	18,804	16,650

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$18,930	$16,350	-13.6%
Withdrawable Trust Income	—
Acquisition and Divestiture Expenses	508	516
Severance Costs	127	2,759
Consulting Fees	115	268
Adjusted Consolidated EBITDA	$19,680	$19,893	1.1%
Adjusted Consolidated EBITDA Margin	31.1%	31.4%	30 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		(unaudited)
	December 31, 2015	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$535	$871
Accounts receivable, net	18,181	17,911
Inventories	5,654	5,782
Prepaid expenses	4,684	4,770
Other current assets	4,707	3,853
Total current assets	33,761	33,187
Preneed cemetery trust investments	63,291	60,432
Preneed funeral trust investments	85,553	83,132
Preneed receivables, net	27,998	28,224
Receivables from preneed trusts, net	13,544	13,050
Property, plant and equipment, net	214,874	216,864
Cemetery property, net	75,597	75,784
Goodwill	264,416	264,416
Deferred charges and other non-current assets	10,978	10,748
Cemetery perpetual care trust investments	43,127	41,341
Total assets	$833,139	$827,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$12,236	$12,533
Accounts payable	7,917	6,162
Other liabilities	524	2,535
Accrued liabilities	16,541	14,623
Total current liabilities	37,218	35,853
Long-term debt, net of current portion	103,495	139,413
Revolving credit facility	91,514	52,633
Convertible subordinated notes due 2021	115,227	116,278
Obligations under capital leases, net of current portion	2,875	2,816
Deferred preneed cemetery revenue	56,721	56,692
Deferred preneed funeral revenue	31,748	31,209
Deferred tax liability	39,956	38,968
Other long-term liabilities	5,531	5,782
Deferred preneed cemetery receipts held in trust	63,291	60,432
Deferred preneed funeral receipts held in trust	85,553	83,132
Care trusts’ corpus	42,416	41,292
Total liabilities	675,545	664,500
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,497,873 and 22,481,301 issued as of December 31, 2015 and March 31, 2016, respectively	225	225
Additional paid-in capital	214,250	214,763
Retained earnings	3,385	7,956
Treasury stock, at cost; 5,849,316 shares at December 31, 2015 and March 31, 2016	(60,266)	(60,266)
Total stockholders’ equity	157,594	162,678
Total liabilities and stockholders’ equity	$833,139	$827,178

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2015	2016
Revenues:
Funeral	$50,137	$49,302
Cemetery	13,116	14,029
	63,253	63,331
Field costs and expenses:
Funeral	28,415	27,781
Cemetery	7,302	7,862
Depreciation and amortization	2,802	3,336
Regional and unallocated funeral and cemetery costs	2,525	3,049
	41,044	42,028
Gross profit	22,209	21,303
Corporate costs and expenses:
General and administrative costs and expenses	7,170	9,247
Home office depreciation and amortization	520	398
	7,690	9,645
Operating income	14,519	11,658
Interest expense	(2,550)	(2,851)
Accretion of discount on convertible subordinated notes	(827)	(927)
Loss on early extinguishment of debt	—	(567)
Other income (loss)	(119)	305
Income before income taxes	11,023	7,618
Provision for income taxes	(4,605)	(3,047)
Net income	$6,418	$4,571

Basic earnings per common share:	$0.35	$0.27

Diluted earnings per common share:	$0.34	$0.27

Dividends declared per common share	$0.025	$0.025

Weighted average number of common and common equivalent shares outstanding:
Basic	18,208	16,459

Diluted	18,804	16,650

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Three Months Ended March 31,
	2015	2016
Cash flows from operating activities:
Net income	$6,418	$4,571
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on sale and disposal of assets	—	(187)
Loss on early extinguishment of debt	—	567
Depreciation and amortization	3,322	3,734
Amortization of deferred financing costs	226	221
Accretion of discount on convertible subordinated notes	827	927
Provision for losses on accounts receivable	424	523
Stock-based compensation expense	1,089	1,297
Deferred income tax expense	1,559	379
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	56	(479)
Inventories and other current assets	3,224	(727)
Deferred charges and other	111	230
Preneed funeral and cemetery trust investments	(760)	7,560
Accounts payable	(9)	(1,755)
Accrued and other liabilities	(5,020)	(147)
Deferred preneed funeral and cemetery revenue	(82)	(568)
Deferred preneed funeral and cemetery receipts held in trust	1,237	(6,404)
Net cash provided by operating activities	12,622	9,742

Cash flows from investing activities:
Acquisitions and land for new construction	(4,250)	(2,685)
Purchase of land and buildings previously leased	(600)	—
Net proceeds from the sale of assets	—	555
Capital expenditures	(5,798)	(3,595)
Net cash used in investing activities	(10,648)	(5,725)

Cash flows from financing activities:
Borrowings on the revolving credit facility	10,600	11,500
Payments against the revolving credit facility	(10,100)	(50,100)
Borrowings on the term loan	—	39,063
Payments against the term loan	(2,344)	(2,813)
Payments on other long-term debt and obligations under capital leases	(370)	(321)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	212	228
Dividends on common stock	(463)	(415)
Payment of loan origination costs related to the credit facility	(13)	(717)
Excess tax benefit (deficiency) of equity compensation	408	(106)
Net cash used in financing activities	(2,070)	(3,681)

Net increase (decrease) in cash and cash equivalents	(96)	336
Cash and cash equivalents at beginning of period	413	535
Cash and cash equivalents at end of period	$317	$871

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items are defined as charges or credits such as withdrawable trust income (prior to 2016), acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three months ended March 31, 2015 and 35 percent for the three months ended March 31, 2016, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three months ended March 31, 2015 and 2016 (in thousands):

	Three Months Ended March 31,

	2015	2016
Net Income	$6,418	$4,571
Special items, net of tax except for **
Withdrawable Trust Income	$—	$
Acquisition and Divestiture Expenses	335	336
Severance Costs	84	1,794
Consulting Fees	76	175
Accretion of Discount on Convertible Subordinated Notes **	827	927
Costs Related to the Credit Facility	—	369
Gain on Sale of Asset	—	(198)
Other Special Items	98	—
Tax Adjustment from Prior Period **	141	—
Total Special items affecting net income	$1,561	$3,403
Adjusted Net Income	$7,979	$7,974
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months ended March 31, 2015 and 2016 (in thousands):

	Three Months Ended March 31,

	2015	2016
Net Income	$6,418	$4,571
Net Tax Provision	4,605	3,047
Pretax Income	$11,023	$7,618
Interest expense	2,550	2,851
Accretion of Discount on Convertible Subordinated Notes	827	927
Loss on Early Extinguishment of Debt	—	567
Non-cash Stock Compensation	1,089	958
Depreciation & Amortization	3,322	3,734
Other, net	119	(305)
Consolidated EBITDA	$18,930	$16,350
Adjusted For:
Withdrawable Trust Income	$—	$
Acquisition and Divestiture Expenses	508	516
Severance Costs	127	2,759
Consulting Fees	115	268
Adjusted Consolidated EBITDA	$19,680	$19,893
Revenue	$63,253	$63,331

Adjusted Consolidated EBITDA Margin	31.1%	31.4%
Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three months ended March 31, 2015 and 2016 (in thousands):

Funeral Field EBITDA	Three Months Ended March 31,

	2015	2016
Gross Profit (GAAP)	$17,996	$16,968
Depreciation & Amortization	1,789	2,078
Regional & Unallocated Costs	1,937	2,475
Net Financial Income	(2,271)	(2,197)
Funeral Field EBITDA	$19,451	$19,324

Cemetery Field EBITDA	Three Months Ended March 31,

	2015	2016
Gross Profit (GAAP)	$4,213	$4,335
Depreciation & Amortization	1,013	1,258
Regional & Unallocated Costs	588	574
Net Financial Income	(1,964)	(2,103)
Cemetery Field EBITDA	$3,850	$4,064

Total Field EBITDA	Three Months Ended March 31,

	2015	2016
Funeral Field EBITDA	$19,451	$19,324
Cemetery Field EBITDA	3,850	4,064
Funeral Financial EBITDA	2,271	2,197
Cemetery Financial EBITDA	1,964	2,103
Total Field EBITDA	$27,536	$27,688
Reconciliation of Cash flow provided by operations to Adjusted Free Cash Flow for the three months ended March 31, 2015 and 2016 (in thousands):

	Three Months Ended March 31,

	2015	2016
Cash Flow Provided by Operations	$12,622	$9,742
Cash used for Maintenance Capital Expenditures	(1,846)	(1,618)
Free Cash Flow	$10,776	$8,124

Plus: Incremental Special Items:
Acquisition and Divestiture Expenses	508	516
Severance Costs	127	2,759
Consulting Fees	115	268
Adjusted Free Cash Flow	$11,526	$11,667
Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months ended March 31, 2015 and 2016:

	Three Months Ended March 31,

	2015	2016
GAAP Basic Earnings Per Share	$0.35	$0.27
Special Items Affecting Net Income	0.08	0.21
Adjusted Basic Earnings Per Share	$0.43	$0.48

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months ended March 31, 2015 and 2016:

	Three Months Ended March 31,

	2015	2016
GAAP Diluted Earnings Per Share	$0.34	$0.27
Special Items Affecting Net Income	0.08	0.20
Adjusted Diluted Earnings Per Share	$0.42	$0.47

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the ability to find and retain skilled personnel;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.